BROAD AND CASSEL
                                ATTORNEYS AT LAW
                                   SUITE 3000
                                  MIAMI CENTER
                          201 SOUTH BISCAYNE BOULEVARD
                              MIAMI, FLORIDA 33131
                                 (305) 373-9400
                               FAX (305) 373-9443



                                                              July 12, 1995


Bayport Restaurant Group, Inc.
4000 Hollywood Boulevard
Hollywood, Florida 33021

         Re:      Bayport Restaurant Group, Inc. (the "Company")
                  Registration Statement on Form S-3

Ladies and Gentlemen:

         You have requested our opinion with respect to the securities included in the Company's Registration Statement on Form S-3 (the "Registration Statement") which has been filed with the Securities and Exchange Commission.

         As counsel to the Company, we have examined the original or certified copies of such records of the Company and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as we deem relevant and necessary for the opinions expressed in this letter. In such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us as conformed or photostat copies. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and representatives of the Company and others.

         The legal opinion expressed herein relates solely to Florida law. Based upon and subject to the foregoing, we are of the opinion that:

         When the Registration Statement becomes effective under the Securities Act of 1933, as amended, and the securities are issued and distributed as contemplated in the Registration

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Bayport Restaurant Group, Inc.
July 12, 1995
Page 2


         Statement, the securities will constitute legally issued, fully paid and non-assessable securities of the Company.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the use or our name under "Legal Matters" in the Prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                        Very truly yours,

                                        /s/ Broad and Cassel

                                        BROAD AND CASSEL